UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 8, 2016

EHEALTH, INC. (Exact Name of Registrant as Specified in its Charter)

Delaware	001-33071	56-2357876
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

440 EAST MIDDLEFIELD ROAD
MOUNTAIN VIEW, CALIFORNIA 94043
(Address of principal executive offices)    (Zip Code)

(650) 584-2700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2016, eHealth, Inc. (the “Company”) announced the appointment of David Francis as the principal financial officer of the Company, effective October 1, 2016. Mr. Francis was previously appointed as the Senior Vice President and Chief Financial Officer of the Company, effective July 11, 2016. The discussion contained in Item 5.02 of the Current Report on Form 8-K filed by the Company on July 11, 2016 relating to Mr. Francis is incorporated into this Item 5.02 by reference.

On September 8, 2016, the Company also announced the appointment of Jay Jennings as the Senior Vice President, Finance and principal accounting officer of the Company, effective October 1, 2016. Mr. Jennings, 49, has served as the Company’s Vice President of Finance since October 2005. Mr. Jennings previously served as the Company’s Director of Finance from March 2001 to October 2005. Prior to joining the Company, Mr. Jennings spent five years at MetaCreations Corporation, serving in various positions, including corporate controller.  Mr. Jennings also spent six years at Ernst & Young LLP.  Mr. Jennings holds a B.A. degree in Economics/Accounting from Claremont McKenna College and is a certified public accountant (inactive) in the state of California.

In connection with the appointment of Mr. Jennings as Senior Vice President, Finance and principal accounting officer, the Board approved, effective as of October 1, 2016, an increase to his annual base salary from $251,600 to $265,000 and an increase to his target annual incentive award opportunity from 32% to 60% of his annual base salary, subject to such performance goals and other terms as determined by the Company. The portion of Mr. Jennings’ 2016 bonus that relates to the fourth quarter of 2016 will be calculated based on his new compensation level. The Company also approved the grant to Mr. Jennings of restricted stock units covering an aggregate of 13,000 shares of the Company’s Common Stock. The grant of the restricted stock unit awards will be made under the Company’s 2014 Equity Incentive Plan (the “Equity Plan”) and otherwise be subject to the terms and conditions of the Company’s form of award agreement under the Equity Plan. The restricted stock unit awards will be subject to vesting over four years, so long as Mr. Jennings has remained in continuous service with the Company.

There are no family relationships between Mr. Jennings and any director or executive officer of the Company that require disclosure under Item 401(d) of Regulation S-K. There are no transactions between Mr. Jennings or any member of his immediate family, on the one hand, and the Company or any of its subsidiaries, on the other hand, that require disclosure under Item 404(a) of Regulation S-K. Furthermore, there are no arrangements or understandings between Mr. Jennings and any other persons pursuant to which Mr. Jennings was selected as the Senior Vice President, Finance and principal accounting officer of the Company.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2016	/s/ Scott Giesler

Scott Giesler
General Counsel and Secretary